POWER OF ATTORNEY

The undersigned officers and trustees/directors of each trust or corporation listed in Schedule A hereto (each a “Registrant”) hereby appoint ALISON E. BAUR, NAVID J. TOFIGH, ALEXANDER Y. KYMN, MARC DE OLIVEIRA, THOMAS MANDIA, TARA E. GORMEL, BRUCE G. LETO, ALISON M. FULLER, KRISTIN H. IVES AND MARGUERITE C. BATEMAN (with full power to each of them to act alone) his/her attorney-in-fact and agent, in all capacities, to execute, deliver and file in the names of the undersigned, any and all instruments that said attorneys and agents may deem necessary or advisable to enable the Registrant to comply with or register any security issued by the Registrant under the Securities Act of 1933, as amended, and/or the Investment Company Act of 1940, as amended, and the rules, regulations and interpretations thereunder, including but not limited to, any registration statement, including any and all pre- and post-effective amendments thereto, any other document to be filed with the U.S. Securities and Exchange Commission and any and all documents required to be filed with respect thereto with any other regulatory authority. Each of the undersigned grants to each of said attorneys, full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he/she could do if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which shall be deemed to be a single document.

The undersigned officers and trustees/directors hereby execute this Power of Attorney as of the 2nd day of January, 2024.

/s/ Manraj S. Sekhon	/s/ Harris J. Ashton
Manraj S. Sekhon, President and Chief Executive Officer-Investment Management	Harris J. Ashton, Trustee/Director
/s/ Ann Torre Bates	/s/ Terrence J. Checki
Ann Torre Bates, Trustee/Director	Terrence J. Checki, Trustee/Director
/s/ Mary C. Choksi	/s/ Edith E. Holiday
Mary C. Choksi, Trustee/Director	Edith E. Holiday, Trustee/Director
/s/ Gregory E. Johnson	/s/ Rupert H. Johnson, Jr.
Gregory E. Johnson, Trustee/Director	Rupert H. Johnson, Jr., Trustee/Director
/s/ J. Michael Luttig	/s/ David W. Niemiec
J. Michael Luttig, Trustee/Director	David W. Niemiec, Trustee/Director
/s/ Larry D. Thompson	/s/ Constantine D. Tseretopoulos
Larry D. Thompson, Trustee/Director	Constantine D. Tseretopoulos, Trustee/Director
/s/ Christopher Kings	/s/ Jeffrey W. White
Christopher Kings, Chief Executive Officer-Finance and Administration	Jeffrey W. White, Chief Financial Officer, Chief Accounting Officer and Treasurer

Schedule A

To

Power of Attorney

Name of Trust Securities Act File No.

Templeton China World Fund 333-104602

Templeton Developing Markets Trust 033-42163

Templeton Dragon Fund, Inc. 033-76050

Templeton Emerging Markets Fund 033-11395

Templeton Funds 002-60067

Templeton Global Investment Trust 033-73244

Templeton Global Smaller Companies Fund 002-70889

Templeton Growth Fund, Inc. 033-09981

Templeton Institutional Funds  033-35779